Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of VTEX of our report dated May 3, 2021 relating to the financial statements of VTEX, which appears in the Registration Statement on Form F-1 (File No. 333-257400) of VTEX.

/s/ PricewaterhouseCoopers Auditores Independentes

Rio de Janeiro, Brazil

November 18, 2021